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EXPLANATION TO #1

     -    CLAIMANT:
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TATUM DEVELOPMENT CORP.
A MISSISSIPPI CORPORATION
11 PARKWAY BLVD.
HATTIESBURG MS  39401-8893

NATURE OF BUSINESS:  FAMILY INVESTMENT AND LAND DEVELOPMENT COMPANY

     -    SUBSIDIARY:
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WILLMUT GAS & OIL COMPANY
A MISSISSIPPI CORPORATION
PO BOX 1649
HATTIESBURG MS  39403-1649

NATURE OF BUSINESS:  REGULATED DOMESTIC GAS DISTRIBUTION UTILITY COMPANY

     -    SUBSIDIARY:
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INDUSTRIAL WELDING SUPPLIES OF HATTIESBURG, INC.
A MISSISSIPPI CORPORATION
PO BOX 1978
HATTIESBURG MS  39403-1978

NATURE OF BUSINESS:  SUPPLIER OF INDUSTRIAL GAS AND WELDING SUPPLIES AT RETAIL
                       LEVEL

     -    SUBSIDIARY:
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MISSISSIPPI TANK AND MANUFACTURING COMPANY
A MISSISSIPPI CORPORATION
PO BOX 1391
HATTIESBURG MS  39403-1391

NATURE OF BUSINESS:  STEEL FABRICATOR

     -    SUBSIDIARY:
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THE MERCHANTS COMPANY
A MISSISSIPPI CORPORATION
PO BOX 1351
HATTIESBURG MS  39403-1351

NATURE OF BUSINESS:  WHOLESALE FOOD DISTRIBUTOR

     -    SUBSIDIARY:
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     NOTE:  Company Dissolved July 2004
TIMBERTON REALTY CORPORATION
A MISSISSIPPI CORPORATION
11 PARKWAY BLVD.
HATTIESBURG MS  39401-8893

NATURE OF BUSINESS:  REAL ESTATE